                                                                    EXHIBIT 23.2

                [SIMONTON, KUTAC & BARNIDGE, L.L.P. LETTERHEAD]

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September 28, 2001



To the Board of Directors and Stockholders
American Energy Services, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 2001, related to the financial statements of American Energy Services, Inc. as of February 28, 2001, and for the years ended February 28, 2001 and February 28, 2000, which report appears in the Annual Report on Form 10KSB-A1 for the year ended February 28, 2001, as previously filed by American Energy Services, Inc.


/s/ Simonton, Kutac & Barnidge, L.L.P.
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SIMONTON, KUTAC & BARNIDGE, L.L.P.
1010 Lamar, Suite 850
Houston, Texas 77002
September 28, 2001